EXHIBIT 4.2

                    [FORM OF SUBSCRIPTION RIGHTS CERTIFICATE]

                             [FRONT OF CERTIFICATE]

                          FIRST MONTAUK FINANCIAL CORP.
                SUBSCRIPTION RIGHTS CERTIFICATE FOR COMMON STOCK

              VOID IF NOT RECEIVED BY THE COMPANY BEFORE 5:00 P.M.
         NEW YORK CITY TIME ON __________ (UNLESS OFFERING IS EXTENDED)

CONTROL NO.______  SHARES OWNED ______  UNITS AVAILABLE FOR SUBSCRIPTION ______

REGISTERED OWNER:

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE THE REVERSE SIDE OF THIS SUBSCRIPTION RIGHTS CERTIFICATE.

As the registered owner of this Subscription Rights Certificate, you are entitled to subscribe for Units consisting of three Warrants (as described in the Prospectus) of First Montauk Financial Corp. as shown above, pursuant to the Basic Subscription Privilege and upon terms and conditions and at the Subscription Price of $.45 for each Unit. The Rights represented hereby include an Oversubscription Privilege, as described in the Prospectus. Under the Oversubscription Privilege, any number of additional Units may be purchased by Rights Holders if such Units are available.

Warrant certificates for the Units subscribed to pursuant to the Basic Subscription Privilege and Oversubscription Privilege will be delivered as soon as practicable after the expiration date. Any refund in connection with your subscription will be delivered as soon as practicable after the expiration of the offering.

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             How to Calculate the Full Basic Subscription Privilege
No. of Rights = No. of shares owned _________ (div.symbol) 3 = __________* Units
                      (*round down to nearest whole number)
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Full Payment for Units for both the Basic Subscription Privilege and the
Oversubscription Privilege must accompany this Subscription Certificate and must be made payable in United States dollars by wire transfer or by money order or check drawn on a bank located in the United States payable to The Subscription Agent. Alternatively, a notice of guaranteed delivery must accompany this Subscription Rights Certificate.


Date:

Herbert Kurinsky                              William J. Kurinsky
President                                     Secretary

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                            [Reverse of Certificate]


                          FIRST MONTAUK FINANCIAL CORP.
        SECTION 1: DETAILS OF SUBSCRIPTION - PLEASE PRINT ALL INFORMATION
                               CLEARLY AND LEGIBLY

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT, fill in the blanks below and enclose the amount due for the shares for which you apply:

         A. Basic Subscription Privilege. I hereby irrevocably subscribe for all of the Units for which I am entitled to apply and enclose payment therefor, as follows:
                  ________________(number of shares)
                  (div symbol)3= ____________ (number of Units) x $.45 (price per Unit) = _______________(Amount due for Basic Subscription Privilege)

                  Amount due for Basic
                   Subscription Privilege Units for $_____________.

         B. Over-Subscription Privilege. I hereby irrevocably subscribe for additional Units under the Over-Subscription Privilege extended to me and enclose payment therefor, as follows:
                  __________________(number of additional Units) $_________________ x .45 (price per share) = ______________

                  Amount due for
                  Over-Subscription
                  Privilege for Units $______________.

IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT, but want to subscribe for some of the Units, fill in the blanks below and enclose the amount due for the Units for which you apply.

                  I hereby subscribe for the following number of Units and enclose payment therefor, as follows:

                             __________________________ (number of Units)
                             x $.45 (price of Units) ____________________

       Amount due for
       Units applied for     $____________________________.





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_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

                                                     Control No._______________
                                                     Account No._______________

SECTION 2: TO SUBSCRIBE: I acknowledged that I have received the Prospectus for this Rights Offering, and I hereby irrevocably subscribe for the number of Units indicated in Section 1 on the terms and conditions set out in the Prospectus.

Signature of Subscriber(s)                           __________________________

                                                     __________________________

Please give your telephone #                         (      )__________________

Tax I.D. Number or Social Security No.               __________________________

         If you wish to have your Units delivered to an address other than listed on this card you must have your signature guaranteed by an Eligible Guarantor Institution (as defined in the Prospectus). Please provide the delivery address below and note if it is a permanent change.

                           ___________________________

                           ___________________________

                           ___________________________




Signature                                        ______________________________
Guaranteed                                       Name of Bank or Firm
By

                                                 ______________________________
                                                 Signature of Officer and Title